EXHIBIT 99.1

News Release

For Immediate Release	Contact: W. Mark Tatterson
January 29, 2019	Chief Financial Officer
(800) 445-1347 ext. 8716

United Bankshares, Inc. Announces Record Earnings

for the Year of 2018

WASHINGTON, D.C. and CHARLESTON, WV — United Bankshares, Inc. (NASDAQ: UBSI), today reported earnings for the fourth quarter and year of 2018. Earnings for the fourth quarter of 2018 were $64.0 million or $0.62 per diluted share as compared to earnings of $18.0 million or $0.17 per diluted share for the fourth quarter of 2017. Earnings for the year of 2018 were a record $256.3 million or $2.45 per diluted share as compared to earnings of $150.6 million or $1.54 per diluted share for the year of 2017.

Fourth quarter of 2018 results produced an annualized return on average assets of 1.33% and an annualized return on average equity of 7.77%, respectively. For the year of 2018, United’s return on average assets was 1.36% while the return on average equity was 7.84%. United’s annualized returns on average assets and average equity were 0.38% and 2.17%, respectively, for the fourth quarter of 2017 while the returns on average assets and average equity were 0.85% and 5.09%, respectively, for the year of 2017.

“The year of 2018 was a banner year for United Bankshares in many ways,” stated Richard M. Adams, United’s Chairman of the Board and Chief Executive Officer. “We increased earnings before income taxes to a record $327 million. Our employee community volunteer program was recognized by the American Bankers Association as one of the strongest in the nation. We increased dividends to our shareholders for the 45th consecutive year. This is a record only one other major banking company in the USA has been able to achieve.”

The results for the fourth quarter of 2017 included additional income tax expense of $37.7 million or $0.36 per diluted share related to the estimated impact of the enactment of the Tax Cuts and Jobs Act (the Tax Act). The results for the year of 2017 were impacted by $0.39 per diluted share for the additional income tax expense of $37.7 million related to the Tax Act.

On April 21, 2017, United completed its acquisition of Cardinal Financial Corporation (Cardinal) of Tysons Corner, Virginia. The results of operations of Cardinal are included in the consolidated results of operations from the date of acquisition. As a result of the Cardinal acquisition, the year of 2018 was impacted by increased levels of average balances, income, and expense as compared to the year of 2017. Also, United consolidated its banking subsidiaries during the fourth quarter of 2017. The fourth quarter and year of 2017 included $1.8 million and $26.8 million, respectively, of merger-related expenses from the Cardinal acquisition and consolidation of subsidiaries.

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Net interest income for the fourth quarter of 2018 was $146.7 million, which was a decrease of $8.1 million or 5% from the fourth quarter of 2017. The $8.1 million decrease in net interest income occurred because total interest income increased $11.0 million while total interest expense increased $19.1 million from the fourth quarter of 2017. Tax-equivalent net interest income, which adjusts for the tax-favored status of income from certain loans and investments, for the fourth quarter of 2018 was $147.8 million, a decrease of $9.4 million or 6% from the fourth quarter of 2017 due mainly to an increase of 66 basis points in the average cost of funds as compared to the fourth quarter of 2017 due to higher market interest rates. In addition, loan accretion on acquired loans was $8.8 million and $16.8 million for the fourth quarter of 2018 and 2017, respectively, decreasing $8.0 million or 48%. Partially offsetting these decreases to tax-equivalent net interest income for the fourth quarter of 2018 was an increase of 17 basis points in the average yield on earning assets as compared to the fourth quarter of 2017 due to higher market interest rates. In addition, average earning assets for the fourth quarter of 2018 increased $228.8 million or 1% from the fourth quarter of 2017 due mainly to an increase of $522.5 million or 27% in average investment securities. In addition, average net loans for the fourth quarter of 2018 increased $244.3 million or 2% from the fourth quarter of 2017. Partially offsetting these increases was a decrease in average short-term investments of $538.0 million or 39%. The net interest margin of 3.50% for the fourth quarter of 2018 was a decrease of 27 basis points from the net interest margin of 3.77% for the fourth quarter of 2017.

Net interest income for the year of 2018 was $588.6 million, which was an increase of $39.6 million or 7% from the year of 2017. The $39.6 million increase in net interest income occurred because total interest income increased $93.9 million while total interest expense only increased $54.3 million from the year of 2017. Tax-equivalent net interest income for the year of 2018 was $593.0 million, an increase of $35.6 million or 6% from the year of 2017. This increase in tax-equivalent net interest income was primarily attributable to an increase in average earning assets from the Cardinal acquisition. Average earning assets increased $1.0 billion or 6% from the year of 2017 as average net loans increased $874.7 million or 7% for the year of 2018. Average investment securities increased $590.2 million or 34% while short-term investments decreased $461.8 million or 35%. The year of 2018 average yield on earning assets increased 29 basis points from the year of 2017 due to higher market interest rates and additional loan accretion of $2.0 million on acquired loans. Loan accretion was $43.2 million and $41.2 million for the year of 2018 and 2017, respectively. Partially offsetting the increases to tax-equivalent net interest income for the year of 2018 was an increase of 46 basis points in the average cost of funds as compared to the year of 2017 due to higher market interest rates. The net interest margin of 3.58% for the year of 2018 was the same as the net interest margin for the year of 2017.

On a linked-quarter basis, net interest income for the fourth quarter of 2018 decreased $2.0 million or 1% from the third quarter of 2018. The $2.0 million decrease in net interest income occurred because total interest income increased $2.5 million while total interest expense increased $4.5 million from the third quarter of 2018. United’s tax-equivalent net interest income for the fourth quarter of 2018 decreased $2.1 million or 1% due to an increase of 16 basis points in the average cost of funds as a result of higher market interest rates. In addition, loan accretion on acquired loans decreased $2.7 million. Partially offsetting these decreases was an increase of 4 basis points in the average yield on earning assets. Average earning assets for the fourth quarter of 2018 were relatively flat from the third quarter of 2018, increasing $45.3 million or less than 1%. Specifically, average investment securities increased $200.8 million or 9% while average short-term investments decreased $78.6 million or 9%. Average net loans were relatively flat for the quarter, decreasing $76.9 million or less than 1%. The net interest margin of 3.50% for the fourth quarter of 2018 decreased 6 basis points from the net interest margin of 3.56% for the third quarter of 2018.

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January 29, 2019

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For the quarters ended December 31, 2018 and 2017, the provision for loan losses was $5.8 million and $7.0 million, respectively, while the provision for the year of 2018 was $22.0 million as compared to $28.4 million for the year of 2017. Net charge-offs were $6.1 million and $21.9 million for the fourth quarter and year of 2018, respectively, as compared to $5.3 million and $24.6 million for the same time periods in 2017. Annualized net charge-offs as a percentage of average loans were 0.18% and 0.17% for the fourth quarter and year of 2018, respectively. On a linked-quarter basis, the provision for loan losses for the fourth quarter of 2018 increased $1.0 million while net charge-offs increased $1.1 million from the third quarter of 2018.

Noninterest income for the fourth quarter of 2018 was $29.8 million, which was a decrease of $2.9 million or 9% from the fourth quarter of 2017. The decrease was due mainly to a decrease of $3.7 million in income from mortgage banking activities due to decreased production and sales of mortgage loans in the secondary market by United’s mortgage banking subsidiary, George Mason. However, George Mason did originate approximately $127.5 million of portfolio mortgage loan products for United Bank during the fourth quarter of 2018. In addition, United recognized other-than-temporary impairment of $1.5 million on investment securities that the Company intends to sell. Partially offsetting these decreases to noninterest income was a net gain of $2.8 million on the sale of bank premises.

Noninterest income for the year of 2018 was $128.7 million, which was also a decrease of $2.9 million from the year of 2017 due mainly to a decline in net gains on investment securities’ activity of $8.2 million. United recognized a net loss of $2.6 million on investment securities’ activity in 2018 as compared to a net gain of $5.6 million in 2017. In addition, income from mortgage banking activities for the year of 2018 decreased $798 thousand from the year of 2017. This decrease was mainly due to a decline in the production and sales of mortgage loans in the secondary market by George Mason. Partially offsetting these decreases were increases of $1.1 million in fees from trust services due to an increase in the value of managed assets and $1.6 million in fees from brokerage services due to increased volume as well as the previously mentioned net gain of $2.8 million on the sale of bank premises.

On a linked-quarter basis, noninterest income for the fourth quarter of 2018 decreased $1.9 million or 6% from the third quarter of 2018. The decrease was due mainly to an increase in net losses on investment securities’ activity of $1.8 million and a decline of $1.7 million in income from mortgage banking activities due to decreased production and sales of mortgage loans in the secondary market due mainly to a typical seasonal slowdown. In addition, income from bankcard services during the fourth quarter of 2018 declined $765 thousand as compared to the third quarter of 2018. Partially offsetting these decreases to noninterest income was the net gain of $2.8 million on the sale of bank premises.

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Noninterest expense for the fourth quarter of 2018 was $91.0 million, a decrease of $4.8 million or 5% from the fourth quarter of 2017. In particular, employee compensation decreased $2.3 million due mainly to a decrease in commissions and incentives expense related to the decline in production and sales of mortgage loans at George Mason, employees benefits expense decreased $672 thousand due mainly to a decline in health insurance costs, and within other expense, merger expenses decreased $1.8 million and business franchise taxes declined $1.5 million. Partially offsetting these decreases was an increase in Federal Deposit Insurance Corporation (FDIC) insurance expense of $1.3 million as United Bank is now considered a large institution and subject to increased assessment rates. Also included within other expense for the fourth quarter of 2018 was a charge of $832 thousand related to New Markets tax credits. A corresponding tax benefit of $832 thousand was recognized in income taxes associated with these tax credits.

Noninterest expense for the year of 2018 was $368.2 million, which was relatively flat from the year of 2017, increasing $770 thousand or less than 1%. In particular, FDIC insurance expense increased $4.4 million due to United Bank now being considered a large institution as previously mentioned, employee benefits increased $1.2 million due mainly to additional employees from the Cardinal acquisition, equipment expense increased $3.3 million due mainly to an increase in building maintenance, and data processing expense increased $2.8 million due to additional processing as a result of the Cardinal acquisition. Also, included within other expense for the year of 2018 was the previously mentioned charge of $832 thousand related to New Markets tax credits and an increase of $1.6 million in legal and consulting fees. Mostly offsetting these increases was a decrease of $2.6 million in net occupancy expense due to the expense for the termination of leases and the reduction in value of leasehold improvements for closed offices in the Cardinal acquisition being included in the year of 2017, a decrease of $2.6 million in other real estate owned (OREO) expense due to fewer declines in the fair value of OREO properties, a decrease of $1.9 million in employee compensation due mainly to a decrease in commissions and incentives expense for George Mason, and within other expense, a decrease of $7.6 million in merger-related expenses.

On a linked-quarter basis, noninterest expense for the fourth quarter of 2018 decreased $2.3 million or 2% from the third quarter of 2018. Employee compensation decreased $2.1 million due mainly to a decrease in commissions and incentives expense for George Mason. In addition, net occupancy expense decreased $587 thousand due a decline in office rental expense. Partially offsetting these decreases in noninterest expense was the charge of $832 thousand related to New Markets tax credits.

For the fourth quarter and year of 2018, income tax expense was $15.8 million and $70.8 million, respectively, as compared to $66.9 million and $134.2 million, respectively, in the fourth quarter and year of 2017. The amounts for 2017 included additional income tax expense of $37.7 million related to the estimated impact of the Tax Act. The fourth quarter and year of 2018 include a benefit of $832 thousand related to the New Markets tax credits. On a linked-quarter basis, income tax expense for the fourth quarter of 2018 decreased $2.2 million from the third quarter of 2018 due to a combination of the tax benefit from the New Markets tax credits, lower earnings and a lower effective tax rate. United’s effective tax rate was 19.8% for the fourth quarter of 2018, 21.8% for the third quarter of 2018 and 78.8% for the fourth quarter of 2017. For the year of 2018 and 2017, United’s effective tax rate was 21.7% and 47.1%, respectively.

United Bankshares, Inc. Announces...

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United’s asset quality continues to be sound and improved year-over-year. At December 31, 2018, nonperforming loans were $142.8 million, or 1.06% of loans, net of unearned income down from nonperforming loans of $168.7 million, or 1.30% of loans, net of unearned income, at December 31, 2017. As of December 31, 2018, the allowance for loan losses was $76.7 million or 0.57% of loans, net of unearned income, as compared to $76.6 million or 0.59% of loans, net of unearned income at December 31, 2017. Total nonperforming assets of $159.7 million, including OREO of $16.9 million at December 31, 2018, represented 0.83% of total assets, down from nonperforming assets of $193.1 million or 1.01% of total assets at December 31, 2017.

United continues to be well-capitalized based upon regulatory guidelines. United’s estimated risk-based capital ratio is 14.4% at December 31, 2018 while its estimated Common Equity Tier 1 capital, Tier 1 capital and leverage ratios are 12.2%, 12.2% and 10.1%, respectively. The regulatory requirements for a well-capitalized financial institution are a risk-based capital ratio of 10.0%, a Common Equity Tier 1 capital ratio of 6.5%, a Tier 1 capital ratio of 8.0% and a leverage ratio of 5.0%.

As of December 31, 2018, United had consolidated assets of approximately $19.3 billion. United is the parent company of United Bank, the largest community bank headquartered in the D.C. Metro region. United Bank which comprises 139 full-service banking offices and 21 George Mason Mortgage, LLC locations, is located throughout Virginia, West Virginia, Maryland, North Carolina, South Carolina, Ohio, Pennsylvania and Washington, D.C. United’s stock is traded on the NASDAQ Global Select Market under the quotation symbol “UBSI”.

Cautionary Statements

The Company is required under generally accepted accounting principles to evaluate subsequent events through the filing of its December 31, 2018 consolidated financial statements on Form 10-K. As a result, the Company will continue to evaluate the impact of any subsequent events on critical accounting assumptions and estimates made as of December 31, 2018 and will adjust amounts preliminarily reported, if necessary.

Use of non-GAAP Financial Measures

This press release contains certain financial measures that are not recognized under U.S. generally accepted accounting principles (“GAAP”). Generally, United has presented these “non-GAAP” financial measures because it believes that these measures provide meaningful additional information to assist in the evaluation of United’s results of operations or financial position. Presentation of these non-GAAP financial measures is consistent with how United’s management evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the banking industry.

Specifically, this press release contains certain references to financial measures identified as tax-equivalent (FTE) net interest income, tangible equity and tangible book value per share. Management believes these non-GAAP financial measures to be helpful in understanding United’s results of operations or financial position.

Net interest income is presented in this press release on a tax-equivalent basis. The tax-equivalent basis adjusts for the tax-favored status of income from certain loans and investments. Although this is a non-GAAP measure, United’s management believes this measure is more widely used within the financial services industry and provides better comparability of net interest income arising from taxable and tax-exempt sources. United uses this measure to monitor net interest income performance and to manage its balance sheet composition. The tax-equivalent adjustment combines amounts of interest income on federally nontaxable loans and investment securities using the statutory federal income tax rate of 35%.

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Tangible common equity is calculated as GAAP total shareholders’ equity minus total intangible assets. Tangible common equity can thus be considered the most conservative valuation of the company. Tangible common equity is also presented on a per common share basis. Management provides these amounts to facilitate the understanding of as well as to assess the quality and composition of United’s capital structure. By removing the effect of intangible assets that result from merger and acquisition activity, the “permanent” items of common equity are presented. These two measures, along with others, are used by management to analyze capital adequacy.

Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as reconciliation to that comparable GAAP financial measure can be found in the attached financial information tables to this press release. Investors should recognize that United’s presentation of these non-GAAP financial measures might not be comparable to similarly titled measures at other companies. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and United strongly encourages a review of its condensed consolidated financial statements in their entirety.

Forward-Looking Statements

This press release contains certain forward-looking statements, including certain plans, expectations, goals and projections, which are subject to numerous assumptions, risks and uncertainties. Actual results could differ materially from those contained in or implied by such statements for a variety of factors including: changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of business strategies; the nature and extent of governmental actions and reforms; and rapidly changing technology and evolving banking industry standards.

UNITED BANKSHARES, INC. AND SUBSIDIARIES

FINANCIAL SUMMARY

(In Thousands Except for Per Share Data)

	Three Months Ended		Year Ended
	December 31 2018	December 31 2017	December 31 2018	December 31 2017
EARNINGS SUMMARY:
Interest income	$187,500	$176,518	$717,715	$623,806
Interest expense	40,795	21,662	129,070	74,809

Net interest income	146,705	154,856	588,645	548,997
Provision for loan losses	5,823	6,977	22,013	28,406
Noninterest income	29,827	32,764	128,712	131,645
Noninterest expenses	91,002	95,778	368,179	367,409

Income before income taxes	79,707	84,865	327,165	284,827
Income taxes	15,757	66,890	70,823	134,246

Net income	$63,950	$17,975	$256,342	$150,581

PER COMMON SHARE:
Net income:
Basic	$0.62	$0.17	$2.46	$1.54
Diluted	0.62	0.17	2.45	1.54
Cash dividends	$0.34	$0.34	1.36	1.33
Book value			31.78	30.85
Closing market price			$31.11	$34.75
Common shares outstanding:
Actual at period end, net of treasury shares			102,323,488	105,040,648
Weighted average — basic	102,929,563	104,808,260	104,015,976	97,502,633
Weighted average — diluted	103,164,267	105,125,326	104,298,825	97,890,078
FINANCIAL RATIOS:
Return on average assets	1.33%	0.38%	1.36%	0.85%
Return on average shareholders’ equity	7.77%	2.17%	7.84%	5.09%
Average equity to average assets	17.10%	17.40%	17.34%	16.80%
Net interest margin	3.50%	3.77%	3.58%	3.58%

	December 31 2018	December 31 2017	December 31 2016	September 30 2018
PERIOD END BALANCES:
Assets	$19,250,498	$19,058,959	$14,508,892	$19,187,643
Earning assets	16,971,602	16,741,819	12,939,508	16,872,384
Loans, net of unearned income	13,422,222	13,011,421	10,341,137	13,276,740
Loans held for sale	249,846	265,955	8,445	234,196
Investment securities	2,543,727	2,071,645	1,403,638	2,375,512
Total deposits	13,994,749	13,830,591	10,796,867	14,091,172
Shareholders’ equity	3,251,624	3,240,530	2,235,747	3,251,128

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Consolidated Statements of Income

	Three Months Ended
	December 2018	December 2017	September 2018	June 2018	March 2018
Interest & Loan Fees Income (GAAP)	$187,500	$176,518	$185,030	$178,000	$167,185
Tax equivalent adjustment	1,060	2,261	1,049	1,115	1,104

Interest & Fees Income (FTE) (non-GAAP)	188,560	178,779	186,079	179,115	168,289
Interest Expense	40,795	21,662	36,255	28,878	23,142

Net Interest Income (FTE) (non-GAAP)	147,765	157,117	149,824	150,237	145,147
Provision for Loan Losses	5,823	6,977	4,808	6,204	5,178
Non-Interest Income:
Fees from trust services	3,385	2,936	3,350	3,104	3,091
Fees from brokerage services	2,383	1,912	2,787	1,953	2,224
Fees from deposit services	8,650	8,644	8,673	8,420	8,230
Bankcard fees and merchant discounts	784	1,363	1,549	1,479	1,356
Other charges, commissions, and fees	588	524	532	599	509
Income from bank owned life insurance	1,269	1,232	1,251	1,271	1,254
Mortgage banking income	11,570	15,310	13,277	18,692	14,570
Net gain on the sale of bank premises	2,763	0	0	0	0
Net (losses) gains on investment securities	(1,926)	430	(152)	(55)	(485)
Other income	361	413	419	544	443

Total Non-Interest Income	29,827	32,764	31,686	36,007	31,192

Non-Interest Expense:
Employee compensation	39,200	41,448	41,312	43,120	40,836
Employee benefits	8,658	9,330	8,645	9,298	9,571
Net occupancy	8,686	9,006	9,273	9,076	9,427
Data processing	6,065	6,048	6,068	5,817	5,850
Amortization of intangibles	2,010	2,391	2,009	2,010	2,010
OREO expense	1,021	1,352	921	556	946
Equipment expense	3,518	3,035	3,892	3,279	3,157
FDIC expense	3,244	1,989	3,530	2,842	1,848
Other expense	18,600	21,179	17,665	17,412	16,807

Total Non-Interest Expense	91,002	95,778	93,315	93,410	90,452

Income Before Income Taxes (FTE) (non-GAAP)	80,767	87,126	83,387	86,630	80,709
Tax equivalent adjustment	1,060	2,261	1,049	1,115	1,104

Income Before Income Taxes (GAAP)	79,707	84,865	82,338	85,515	79,605
Taxes	15,757	66,890	17,926	19,241	17,899

Net Income	$63,950	$17,975	$64,412	$66,274	$61,706

MEMO: Effective Tax Rate	19.77%	78.82%	21.77%	22.50%	22.48%

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Consolidated Statements of Income

	Year Ended
	December 2018	December 2017	December 2016	December 2015
Interest & Loan Fees Income (GAAP)	$717,715	$623,806	$470,341	$423,630
Tax equivalent adjustment	4,328	8,429	6,121	6,486

Interest & Fees Income (FTE) (non-GAAP)	722,043	632,235	476,462	430,116
Interest Expense	129,070	74,809	45,010	39,506

Net Interest Income (FTE) (non-GAAP)	592,973	557,426	431,452	390,610
Provision for Loan Losses	22,013	28,406	24,509	22,574
Non-Interest Income:
Fees from trust services	12,930	11,801	12,025	12,536
Fees from brokerage services	9,347	7,730	7,012	6,549
Fees from deposit services	33,973	33,622	32,858	37,962
Bankcard fees and merchant discounts	5,168	4,795	5,215	4,786
Other charges, commissions, and fees	2,228	2,057	2,059	2,141
Income from bank owned life insurance	5,045	5,110	5,794	5,557
Mortgage banking income	58,109	58,907	3,450	2,507
Net gain on the sale of bank premises	2,763	0	0	0
Net (losses) gains on investment securities	(2,618)	5,584	280	155
Other income	1,767	2,039	1,339	1,433

Total Non-Interest Income	128,712	131,645	70,032	73,626

Non-Interest Expense:
Employee compensation	164,468	166,393	95,655	90,910
Employee benefits	36,172	34,997	26,591	24,299
Net occupancy	36,462	39,067	27,529	24,301
Data processing	23,800	21,019	15,280	14,867
Amortization of intangibles	8,039	7,772	3,944	3,420
OREO expense	3,444	6,003	5,844	3,613
Equipment expense	13,846	10,528	8,622	9,034
FDIC expense	11,464	7,051	8,548	8,367
Other expense	70,484	74,579	56,183	52,876

Total Non-Interest Expense	368,179	367,409	248,196	231,687

Income Before Income Taxes (FTE) (non-GAAP)	331,493	293,256	228,779	209,975
Tax equivalent adjustment	4,328	8,429	6,121	6,486

Income Before Income Taxes (GAAP)	327,165	284,827	222,658	203,489
Taxes	70,823	134,246	75,575	65,530

Net Income	$256,342	$150,581	$147,083	$137,959

MEMO: Effective Tax Rate	21.65%	47.13%	33.94%	32.20%

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Consolidated Balance Sheets

	December 31 2018 Q-T-D Average	December 31 2017 Q-T-D Average	December 31 2018	December 31 2017	December 31 2016
Cash & Cash Equivalents	$1,025,695	$1,562,187	$1,020,396	$1,666,167	$1,434,527
Securities Available for Sale	2,287,480	1,785,892	2,337,039	1,888,756	1,259,214
Securities Held to Maturity	20,017	20,040	19,999	20,428	33,258
Equity Securities	9,880	0	9,734	0	0
Other Investment Securities	167,953	156,873	176,955	162,461	111,166

Total Securities	2,485,330	1,962,805	2,543,727	2,071,645	1,403,638

Total Cash and Securities	3,511,025	3,524,992	3,564,123	3,737,812	2,838,165

Loans Held for Sale	226,028	263,605	249,846	265,955	8,445
Commercial Loans	9,433,610	9,845,362	9,447,420	9,822,027	7,783,478
Mortgage Loans	2,906,314	2,451,170	2,979,787	2,443,780	1,938,707
Consumer Loans	994,233	760,372	1,002,325	761,530	634,534

Gross Loans	13,334,157	13,056,904	13,429,532	13,027,337	10,356,719
Unearned Income	(9,290)	(15,852)	(7,310)	(15,916)	(15,582)

Loans, Net of Unearned Income	13,324,867	13,041,052	13,422,222	13,011,421	10,341,137
Allowance for Loan Losses	(76,933)	(75,007)	(76,703)	(76,627)	(72,771)
Goodwill	1,478,014	1,486,810	1,478,014	1,478,380	863,767
Other Intangibles	37,989	46,883	36,947	44,986	22,954

Total Intangibles	1,516,003	1,533,693	1,514,961	1,523,366	886,721
Real Estate Owned	18,428	25,798	16,865	24,348	31,510
Other Assets	560,230	579,741	559,184	572,684	475,685

Total Assets	$19,079,648	$18,893,874	$19,250,498	$19,058,959	$14,508,892

MEMO: Earning Assets	$16,792,108	$16,563,279	$16,971,602	$16,741,819	$12,939,508

Interest-bearing Deposits	$9,615,474	$9,518,792	$9,577,934	$9,535,904	$7,625,026
Noninterest-bearing Deposits	4,418,443	4,279,825	4,416,815	4,294,687	3,171,841

Total Deposits	14,033,917	13,798,617	13,994,749	13,830,591	10,796,867
Short-term Borrowings	193,971	344,164	351,327	477,587	209,551
Long-term Borrowings	1,481,732	1,364,091	1,499,103	1,363,977	1,172,026

Total Borrowings	1,675,703	1,708,255	1,850,430	1,841,564	1,381,577
Other Liabilities	106,671	99,310	153,695	146,274	94,701

Total Liabilities	15,816,291	15,606,182	15,998,874	15,818,429	12,273,145

Preferred Equity	—	—	—	—	—
Common Equity	3,263,357	3,287,692	3,251,624	3,240,530	2,235,747

Total Shareholders’ Equity	3,263,357	3,287,692	3,251,624	3,240,530	2,235,747

Total Liabilities & Equity	$19,079,648	$18,893,874	$19,250,498	$19,058,959	$14,508,892

MEMO: Interest-bearing Liabilities	$11,291,177	$11,227,047	$11,428,364	$11,377,468	$9,006,603

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Three Months Ended
Quarterly Share Data:	December 2018	December 2017	September 2018	June 2018	March 2018
Earnings Per Share:
Basic	$0.62	$0.17	$0.62	$0.63	$0.59
Diluted	$0.62	$0.17	$0.62	$0.63	$0.59
Common Dividend Declared Per Share	$0.34	$0.34	$0.34	$0.34	$0.34
High Common Stock Price	$36.84	$38.45	$39.95	$38.80	$38.55
Low Common Stock Price	$29.13	$33.60	$34.75	$33.40	$33.60
Average Shares Outstanding (Net of Treasury Stock):
Basic	102,929,563	104,808,260	103,617,590	104,682,910	104,859,427
Diluted	103,164,267	105,125,326	103,933,959	104,952,788	105,162,858
Common Dividends	$34,975	$35,715	$35,303	$35,584	$35,748
Dividend Payout Ratio	54.69%	198.69%	54.81%	53.69%	57.93%

		Year Ended
YTD Share Data:		December 2018	December 2017	December 2016	December 2015
Earnings Per Share:
Basic		$2.46	$1.54	$2.00	$1.99
Diluted		$2.45	$1.54	$1.99	$1.98
Common Dividend Declared Per Share		$1.36	$1.33	$1.32	$1.29
Average Shares Outstanding (Net of Treasury Stock):
Basic		104,015,976	97,502,633	73,531,992	69,334,849
Diluted		104,298,825	97,890,078	73,893,127	69,625,531
Common Dividends		$141,610	$131,755	$98,696	$89,667
Dividend Payout Ratio		55.24%	87.50%	67.10%	65.00%
EOP Employees (full-time equivalent)		2,230	2,381	1,701	1,701

	Three Months Ended
EOP Share Data:	December 2018	December 2017	September 2018	June 2018	March 2018
Book Value Per Share	$31.78	$30.85	$31.32	$31.12	$30.92
Tangible Book Value Per Share (1)	$16.97	$16.35	$16.71	$16.54	$16.45
52-week High Common Stock Price	$39.95	$47.30	$39.95	$40.45	$42.60
Date	08/21/18	01/03/17	08/21/18	07/03/17	04/03/17
52-week Low Common Stock Price	$29.13	$31.70	$33.40	$31.70	$31.70
Date	12/27/18	09/07/17	05/01/18	09/07/17	09/07/17
EOP Shares Outstanding (Net of Treasury Stock):	102,323,488	105,040,648	103,805,836	104,203,542	105,141,170
Note:
(1) Tangible Book Value Per Share:
Total Shareholders’ Equity (GAAP)	$3,251,624	$3,240,530	$3,251,128	$3,242,565	$3,251,313
Less: Total Intangibles	(1,514,961)	(1,523,366)	(1,516,971)	(1,518,980)	(1,521,556)

Tangible Equity (non-GAAP)	$1,736,663	$1,717,164	$1,734,157	$1,723,585	$1,729,757
÷ EOP Shares Outstanding (Net of Treasury Stock)	102,323,488	105,040,648	103,805,836	104,203,542	105,141,170
Tangible Book Value Per Share (non-GAAP)	$16.97	$16.35	$16.71	$16.54	$16.45

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Three Months Ended
	December 2018	December 2017	September 2018	June 2018	March 2018
Selected Yields and Net Interest Margin:
Net Loans	4.86%	4.84%	4.83%	4.76%	4.63%
Investment Securities	2.92%	2.60%	2.74%	2.73%	2.52%
Money Market Investments/FFS	2.57%	1.36%	2.39%	2.14%	2.04%
Average Earning Assets Yield	4.46%	4.29%	4.42%	4.37%	4.19%
Interest-bearing Deposits	1.25%	0.60%	1.09%	0.83%	0.68%
Short-term Borrowings	1.52%	0.50%	1.15%	0.89%	0.60%
Long-term Borrowings	2.58%	1.97%	2.38%	2.26%	2.12%
Average Liability Costs	1.43%	0.77%	1.27%	1.05%	0.85%
Net Interest Spread	3.03%	3.52%	3.15%	3.32%	3.34%
Net Interest Margin	3.50%	3.77%	3.56%	3.67%	3.61%
Selected Financial Ratios:
Return on Average Common Equity	7.77%	2.17%	7.83%	8.11%	7.65%
Return on Average Assets	1.33%	0.38%	1.34%	1.42%	1.35%
Efficiency Ratio	51.55%	51.05%	51.71%	50.46%	51.62%

		Year Ended
		December 2018	December 2017	December 2016	December 2015
Selected Yields and Net Interest Margin:
Net Loans		4.77%	4.56%	4.38%	4.33%
Investment Securities		2.73%	2.63%	2.89%	2.87%
Money Market Investments/FFS		2.29%	1.23%	0.51%	0.27%
Average Earning Assets Yield		4.36%	4.07%	4.00%	3.94%
Interest-bearing Deposits		0.97%	0.54%	0.42%	0.42%
Short-term Borrowings		1.00%	0.51%	0.39%	0.26%
Long-term Borrowings		2.34%	1.80%	1.28%	1.08%
Average Liability Costs		1.15%	0.69%	0.53%	0.50%
Net Interest Spread		3.21%	3.38%	3.47%	3.44%
Net Interest Margin		3.58%	3.58%	3.62%	3.58%
Selected Financial Ratios:
Return on Average Common Equity		7.84%	5.09%	7.67%	8.10%
Return on Average Assets		1.36%	0.85%	1.10%	1.12%
Loan / Deposit Ratio		95.91%	94.08%	95.78%	100.46%
Allowance for Loan Losses/ Loans, Net of Unearned Income		0.57%	0.59%	0.70%	0.81%
Allowance for Credit Losses (1)/ Loans, Net of Unearned Income		0.58%	0.59%	0.71%	0.82%
Nonaccrual Loans / Loans, Net of Unearned Income		0.51%	0.84%	0.81%	0.97%
90-Day Past Due Loans/ Loans, Net of Unearned Income		0.11%	0.08%	0.08%	0.12%
Non-performing Loans/ Loans, Net of Unearned Income		1.06%	1.30%	1.10%	1.35%
Non-performing Assets/ Total Assets		0.83%	1.01%	1.00%	1.26%
Primary Capital Ratio		17.23%	17.34%	15.84%	14.14%
Shareholders’ Equity Ratio		16.89%	17.00%	15.41%	13.62%
Price / Book Ratio		0.98x	1.13x	1.68x	1.50x
Price / Earnings Ratio		12.71x	22.59x	23.24x	18.67x
Efficiency Ratio		51.32%	53.98%	50.10%	50.61%

Note:

(1)	Includes allowance for loan losses and reserve for lending-related commitments

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Three Months Ended
	December 2018	December 2017	September 2018	June 2018	March 2018
Mortgage Banking Data — George Mason:
Applications	$714,000	$906,000	$854,000	$1,195,000	$1,149,000
Loans originated	530,088	688,952	641,141	874,493	573,732
Loans sold	$514,294	$753,005	$692,270	$784,727	$616,951
Purchase money % of loans closed	86%	77%	88%	83%	75%
Realized gain on sales and fees as a % of loans sold	2.82%	2.72%	2.85%	2.62%	2.62%
Net interest income	$287	$(123)	$388	$264	$376
Other income	13,726	16,203	16,478	23,468	14,883
Other expense	15,066	19,328	17,957	21,225	18,384
Income taxes	(121)	(862)	(245)	564	(703)
Net income	$(932)	$(2,386)	$(846)	$1,943	$(2,422)

	Year Ended
Mortgage Banking Data — George Mason:	December 2018	December 2017
Applications	$3,912,000	$3,337,000
Loans originated	2,619,454	2,333,895
Loans sold	$2,608,242	$2,350,813
Purchase money % of loans closed	83%	82%
Realized gain on sales and fees as a % of loans sold	2.72%	2.80%
Net interest income	$1,315	$(69)
Other income	68,555	58,532
Other expense	72,632	62,072
Income taxes	(505)	(901)
Net income	$(2,257)	$(2,708)

Period End Mortgage Banking Data — George Mason:	December 2018	December 2017	September 2018	June 2018	March 2018
Locked pipeline	$122,677	$157,130	$170,545	$221,317	$206,883

Asset Quality Data:	December 2018	December 2017	September 2018	June 2018	March 2018
EOP Non-Accrual Loans	$68,544	$108,803	$66,554	$74,114	$100,172
EOP 90-Day Past Due Loans	14,851	9,803	15,949	16,422	9,165
EOP Restructured Loans (1)	59,425	50,129	63,626	60,384	48,271

Total EOP Non-performing Loans	$142,820	$168,735	$146,129	$150,920	$157,608
EOP Other Real Estate & Assets Owned	16,865	24,348	18,786	21,926	22,778

Total EOP Non-performing Assets	$159,685	$193,083	$164,915	$172,846	$180,386

Note:

(1)

Restructured loans with an aggregate balance of $48,899, $50,974, $46,652, $33,592 and $30,868 at December 31, 2018, September 30, 2018, June 30, 2018, March 31, 2018 and December 31, 2017, respectively, were on nonaccrual status, but are not included in “EOP Non-Accrual Loans” above.

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Three Months Ended		Year Ended
Allowance for Loan Losses:	December 2018	December 2017	December 2018	December 2017	December 2016
Beginning Balance	$76,941	$74,926	$76,627	$72,771	$75,726
Provision for Loan Losses	5,823	6,977	22,013	28,406	24,509

	82,764	81,903	98,640	101,177	100,235
Gross Charge-offs	(7,992)	(9,299)	(28,606)	(32,863)	(36,180)
Recoveries	1,931	4,023	6,669	8,313	8,716

Net Charge-offs	(6,061)	(5,276)	(21,937)	(24,550)	(27,464)

Ending Balance	$76,703	$76,627	$76,703	$76,627	$72,771
Reserve for lending-related commitments	1,389	679	1,389	679	1,044

Allowance for Credit Losses (1)	$78,092	$77,306	$78,092	$77,306	$73,815

Note:

(1)	Includes allowance for loan losses and reserve for lending-related commitments.